Exhibit 10.45

ADDENDUM TO INDUSTRIAL LEASE

THIS ADDENDUM TO THE BASIC LEASE AGREEMENT, dated the 28th day of December 1999, by and between MAYA PLANTATION, INC. located at 1351 Northwest 78th Avenue, Miami, Dade County, Florida 33126. Hereinafter referred to as “Lessor”, and FLOWER FARM DIRECT/PROFLOWERS, INC., currently located at 1650 South Dixie Highway, Boca Raton, FL 33431, hereinafter collectively referred to as “Lessee”.

RECITALS

WHEREAS, Lessee has leased certain portions of the premises described as being and situated in Dade County, Florida, with a street address at 1351 Northwest 78 Avenue, Miami, Dade County, Florida (“Demised Premises”), from MAYA PLANTATION, INC. (“Lessor”) under a separate lease agreement between Lessor and Lessee, (herein referred to as the “Basic Lease”), which is attached hereto as Exhibit ”A” and incorporated herein by this reference: and

WHEREAS, Lessee chooses to exercise its’ option of extending the Basic Lease as provided in section 2.B. Lessor for and in consideration of the covenants and agreements hereinafter set forth does hereby amend the Basic Lease to Lessee and Lessee does hereby hire from Lessor those additional portions of a certain parcel of real estate and all improvements thereon located in and/or around such real estate (hereinafter called the “Premises” or Demised Premises”) lying, being and situated in Dade County, Florida, with a street address at 1351 Northwest 78th Avenue, Miami, Dade County, Florida 33126, for the term hereinafter stated, for the amended rents hereinafter reserved; and subject to the terms and provision of this Addendum, containing certain warehouse space, more particularly described in Exhibit ”B”, attached hereto; and certain office space, more particularly described in Exhibit ”C”, attached hereto;

NOW THEREFORE, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The above recitations are true and accurate and are incorporated herein by reference.

2. Basic Lease agreement will be extended for a period of twenty-four (24) months commencing October 25, 2003.

3. Rent: Base rental beginning October 25, 2003, shall be adjusted to $383,818.04 per annum and is comprised of approximately 2,106 useable square feet for the office space (2,527.2 rentable square feet which includes a 20 % increase over the 2,106 useable square feet for the non-exclusive use of common areas), approximately 1,365 of restrooms and employee’s cafeteria, approximately 12,700 rentable square feet for the warm cooler spaces and approximately 9,686 rentable for the cold cooler storage space, and 8,726 usable square feet for the additional cold storage cooler (9,947.6 rentable square feet which includes a 12% increase over the 8,726 usable square feet for non-exclusive use of common areas) for 8 months per year only (between October 1st to May 31st), as indicated in the attached Exhibits, which shall be payable in advance, in total equal monthly installments of $31,984.84 plus Sales Tax without prior demand therefore. Except for $1,803.91 payable on October 25th 2003 and $30,180.93 payable on October 1st 2005. The Base Rental per Square Foot shall be increased annually following the 24th month of the lease term as follow: During the renewal period for any option duly exercised, the Base Rent shall be adjusted by increasing the Base Rent of the last year of the lease term by three (3.0%) percent.

4. Security Deposit: TENENT will pay $7,500.00 upon executing this addendum as additional security deposit.

5. Common Area: As additional rent, Lessee agrees to pay to Lessor, with payment to be made simultaneously with the respective monthly payments of Base Rent, a pro rata share or Lessee’s Proportionate Share of the total operating cost of the upkeep, repair and maintenance of the common areas, (defined as Common Areas).

6. Lessee will have one (1) two-year option to renew the Lease. Lessor shall provide Notice to Lessee, in accordance with Paragraph 20 of the Lease, (with a copy to):

PROFLOWERS.COM

ATT’N: Chief Financial Officer

5005 Wateridge Vista Drive, 2nd Floor

San Diego, CA 92121

no later than two hundred forty (240) days prior to, and no earlier than two hundred seventy (270) days prior to, the expiration of the current Lease term of Lessee’s opportunity to exercise its option. Lessee shall inform Lessor of Lessee’s intent to exercise any such option in writing via registered mail no later than sixty (60) days after receipt of Lessor’s notice.

No later than one hundred and fifty (150) days prior to the expiration of the current lease term, Lessee will have the Right of First Refusal for the premises as outlined in this Addendum.

7. Lessor will pay for the labor and Lessee will pay for the material for the separation wall, and door that will connect the new facility to the old cooler. Estimated cost is $10,000.00. In the event that the actual quote for the materials will exceed that amount, LESSEE’s prior approval will be required.

8. New common areas will include additional restrooms, a clear passage to loading dock, loading dock and bay doors.

9. Entire Agreement: This Addendum and the Basic Lease contain the entire agreement between the parties hereto and all previous negotiations leading hereto and it may be modified only by an agreement in writing signed and sealed by the Lessee and Lessor.

IN WITNESSES WHEREOF, the Lessee and Lessor have duly signed and executed these presents at Dade County, on this 30th day of July 2003.

Signed, Sealed, and Delivered In Presence of:		LESSOR

Witnesses		MAYA PLANTATION, INC.

/s/	By:	/s/ Ralph Milman
	Title:	President 8-5-03

As to Lessee		LESSEE

FLOWER FARM DIRECT/PROFLOWERS INC.
Witnesses

/s/ Marlene Mitchell	By:	/s/ Abraham J. Wynperle
Operations Manager	Title:	President

343	Suite #217	412.00	x	13.50	=	5,562.00
12,700	Production Cooler	12,700.00	x	10.20	=	129,540.00
1,365	Emp. Rest rooms & Cafet.	1,365.00	x	10.20	=	13,923.00
1,763	Office space (incl. com)	2,115.00	x	13.50	=	28,552.50
9,686	Storage cooler	9,686.00	x	10.90	=	105,577.40
8,726	New cooler for 8 months	9,773.12	x	15.45	=	100,663.14

	Total:				=	383,818.04

P/MONTH	$31,984.84